FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 9, 2009

Lions Petroleum Inc
(Exact name of registrant as specified in its charter)

Delaware	000-30285	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Main Street P.O. Box 393 Washington, VA 22747
(Address of Principal Executive Office) (Zip Code)

540-675-3149
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 09, 2009, Xinggen Zhao (the “Buyer”) closed the stock purchase transaction with Belmont Partners, LLC (the “Seller”). Upon closing, Xinggen Zhao acquired all the shares of common stock Seller owned in Lions Petroleum, Inc. (the “Company”), representing approximately 51% of the Company’s outstanding capital stock.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 09, 2009, in connection with the stock purchase transaction described in Item 1.01, Xinggen Zhao and Daxin Ren are officially appointed to the Board of Directors as Directors, and Xinggen Zhao is appointed as President of the Company.   Joseph Meuse resigned from his position as Director and/or Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Lions Petroleum Inc.

Date: July 09, 2009	By:	/s/ Xinggen Zhao
Xinggen Zhao Director, President